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                                                                   EXHIBIT 10.40

Millers Mutual Fire Insurance Company
Millers Integrated Claims Resources, Inc.
Management Agreement

SPECIFIC CONDITIONS

This agreement is entered into between Millers Mutual Fire Insurance Company, having its principal office at 300 Burnett Street, Fort Worth, Texas (Millers) and Millers Integrated Claims Resources, Inc. (MICR), having its principal office at 300 Burnett Street, Fort Worth, Texas.

Millers and MICR do hereby agree to the following conditions:

1.      This agreement covers operations of MICR in all states.

2. The services to be provided shall be in accordance with Texas laws and shall apply to management services provided to MICR by Millers including but not limited to marketing, accounting, personnel and administrative services.

3. MICR shall pay Millers a management fee for services provided based upon a monthly fee of $200,000 plus a fixed percentage of MICR's pretax income, to be determined annually. Millers will bill for services monthly and monies are due Millers from MICR within 30 days of billing date.

4. This contract is to provide services for the period commencing July 1, 1995 through June 30, 1996. Millers and MICR agree that unless one of them gives notice to the other in writing received at least 60 days in advance of the contract period, this contract will automatically renew for a new contract period equal in duration to the contract period described herein, commencing on July 1 of each year.

5. All services to be performed by Millers will be rendered to MICR in a professional manner, subject to the supervision, standards and needs of MICR.

6. The General Conditions are made apart hereof as though fully set out herein.

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Millers Mutual Fire Insurance Company
Millers Integrated Claims Resources, Inc.
Management Agreement
Page 2

GENERAL CONDITIONS

I.      MILLERS' OBLIGATIONS UNDER THE CONTRACT:

        A. Millers shall perform, to the extent requested by MICR management, administrative and support services for and on behalf of MICR, as MICR may determine to be reasonable and necessary in the conduct of its business. Such services shall include, but are not limited to personnel, legal, banking, investment, financial, payroll, accounting and recordkeeping, marketing and sales, management information, and electronic data processing.

        B. Millers shall make available, to the extent requested by MICR, facilities and equipment as MICR may determine to be reasonably necessary in the conduct of its business. Such facilities and equipment shall include but are not limited to electronic data processing equipment, business property and communications equipment, in all cases whether owned or leased.

        C. In providing any services hereunder that require the exercise of judgment, Millers will endeavor to perform any such service in accordance with any reasonable and appropriate standards and guidelines.

II.     MICR'S OBLIGATION UNDER THE CONTRACT:

        A. To pay Millers the management fee in the amount and in the manner prescribed by the Specific Conditions.

        B. To comply with all other terms and conditions in the General Conditions of this contract.

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Millers Integrated Claims Resources, Inc.
Management Agreement
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III. CANCELLATION OF CONTRACT:

Cancellation of this contract without cause shall constitute a breach. This contract may be cancelled with cause in the event of default in any material term of this contract or in the event that there exists other reasons legally constituting cause by either party giving to other party written notice setting forth the reason for the cancellation and the date upon which cancellation is to be effective.

In the event of cancellation by MICR or Millers with or without cause, Millers must pay MICR the balance of any monies owed to MICR within 30 days of the effective date of cancellation.

IV.  GENERAL PROVISIONS

Execution of this contract by signing the Specific Conditions which are part of this contract shall constitute agreement by both parties to all of the terms set forth in these General Conditions including the following:

     A. The provisions of this contract are for the sole benefit of the parties named herein.

     B. Either party will not be liable to any person not a party to this contract for loss, liability, damage, or expense. Both parties agree to hold the other party harmless for extra contractual liabilities or losses in excess of policy limits arising out of their acts.

     C. This contract may not be assigned without prior written consent and the General Conditions and Specific Conditions contain the entire agreement by and between the parties with respect to the services described herein.

In witness whereof, this Agreement is executed to be effective the 1st day of January, 1996.

Millers Mutual Fire Insurance Company  Millers Integrated Claims Resources, Inc.

By:                                    By:
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